UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2024

DRIVEN BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39898	47-3595252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 South Church Street, Suite 700

Charlotte, North Carolina 28202

(Address of principal executive offices) (Zip Code)

(704) 377-8855

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	DRVN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

On August 1, 2024, Driven Brands Holdings Inc. (the “Company”) issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing the Company’s financial results for the quarter ended June 29, 2024.

The information provided pursuant to Item 2.02, including the exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced on August 1, 2024, that it had appointed Michael F. Diamond, age 42, to serve as its Executive Vice President and Chief Financial Officer (“CFO”) effective as of August 9, 2024 (“Effective Date”). Mr. Diamond joined the Company on July 29, 2024, and will serve in an advisory capacity until the Effective Date. Michael Beland will continue to serve as the Company’s Interim Principal Financial Officer and Joel Arnao will continue to serve as the Company’s Interim CFO until the Effective Date. Following the Effective Date, Mr. Beland will continue to serve in his prior role as the Company’s Principal Accounting Officer and Mr. Arnao will also continue to serve in his prior position as Senior Vice President, FP&A, Treasury, and Investor Relations.

Mr. Diamond served as Executive Vice President and CFO of The Michaels Companies from August 2020 through July 2024. Prior to Michaels, from 2014 through 2020, Mr. Diamond worked at Yum! Brands in roles of increasing responsibility, including as CFO, Pizza Hut U.S. and Chief Growth Officer, Pizza Hut U.K. and Europe. He also spent five years as a consultant and project leader for The Boston Consulting Group and two years as a private equity analyst for Svoboda Capital Partners. Mr. Diamond began his career as an investment banking analyst at Merrill Lynch & Co. Mr. Diamond holds a Bachelor of Business Administration with majors in Finance and French and a Master of Business Administration from Harvard University.

The Company and Mr. Diamond entered into an offer letter, dated July 26, 2024 (the “Offer Letter”), in connection with his appointment that provides for: (i) an annual base salary of $700,000; (ii) an annual performance-based cash bonus (with a target of 100% of his annual base salary); (iii) annual equity grants commencing in 2025 of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) (with a target value equal to 250% of his total cash compensation), as determined and approved by the Company’s Board of Directors or a committee thereof; (iv) a one-time cash bonus of $200,000 (subject to repayment if Mr. Diamond voluntarily leaves the Company prior to July 29, 2025); and (v) a one-time equity award with a grant date value of $3.5 million comprised 50% of RSUs which will vest ratably on the first three anniversaries of the date of grant and 50% of PSUs that will vest based on the Company’s total stockholder return and adjusted earnings before interest, taxes, depreciation, and amortization performance over the 2024 through 2026 Company fiscal years. The Offer Letter also provides that if the Company terminates Mr. Diamond without cause, or he resigns for good reason (each as defined in the Offer Letter), the Company will continue to pay Mr. Diamond’s base salary for a period of 12 months following such termination, and that if Mr. Diamond resigns for good reason, he will also be entitled to any earned, but unpaid annual bonus amount for any completed fiscal year.

The Company will also enter into an Indemnification Agreement with Mr. Diamond in the form filed as Exhibit 10.13 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023.

There are no arrangements or understandings between Mr. Diamond and any other person pursuant to which he is being appointed as Executive Vice President and Chief Financial Officer of the Company. There are no family relationships between Mr. Diamond and any other director or executive officer of the Company, and no transactions involving Mr. Diamond that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure

ON August 1, 2024, the Company issued a press release, furnished as Exhibit 99.2 and incorporated herein by reference, announcing Mr. Diamond’s appointment as CFO.

Note: The information provided pursuant to Item 7.01, including the exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter dated July 26, 2024, by and between the Company and Michael Diamond

99.1	Press Release dated August 1, 2024, announcing financial results for the quarter ended June 29, 2024

99.2	Press Release dated August 1, 2024, announcing the appointment of Michael Diamond as Chief Financial Officer

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVEN BRANDS HOLDINGS INC.

Date: August 1, 2024	By:	/s/ Scott O’Melia
	Name:	Scott O’Melia
	Title:	Executive Vice President, General Counsel and Secretary